As filed with the Securities and Exchange Commission on October 19, 2006
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ARIAD PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3106987
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
26 Landsdowne Street
Cambridge, Massachusetts 02139-4234
(617) 494-0400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Edward M. Fitzgerald
Senior Vice President, Finance and Corporate Operations and Chief Financial Officer
ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street
Cambridge, Massachusetts 02139-4234
(617) 494-0400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
Jonathan M. Kravetz, Esq.
Scott A. Samuels, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
(617) 542-6000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☑ 333-111401
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of each class of securities to be registered (1)	registered	share	price (2)	Registration fee
Common Stock, $.001 par value per share	541,762	$5.40	$2,925,520	$313.03

(1)	Pursuant to the Rights Agreement dated as of June 8, 2000, attached to each share of Common Stock is a preferred share purchase right, which rights are not presently exercisable.

(2)	This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-111401), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 9, 2004 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the proposed maximum offering price of the remaining securities eligible to be sold under the Prior Registration Statement ($14,627,600) is carried forward to this Registration Statement and an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% thereof, or $2,925,520, is registered hereby.
The Registrant certifies to the SEC that it has instructed its bank to pay to the SEC the filing fee of $313.03 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on October 20, 2006); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on or before October 20, 2006.

PART II
Item 16. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1 OPINION OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
EX-23.1 CONSENT OF DELOITTE & TOUCHE LLP.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement on Form S-3 is being filed with respect to the registration of additional shares of common stock, par value $.001 per share, of ARIAD Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) and General Instruction IV.A of Form S-3, both promulgated under the Securities Act of 1933, as amended.
     The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-111401), which was declared effective by the Securities and Exchange Commission on January 9, 2004, including each of the documents filed by the Registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-111401 are incorporated by reference into, and shall be deemed a part of, this Registration Statement. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit
Number	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on October 19, 2006.

ARIAD PHARMACEUTICALS, INC.
By:	/s/ Harvey J. Berger, M.D.
Harvey J. Berger, M.D.
Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harvey J. Berger, M.D. Harvey J. Berger, M.D.	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	October 19, 2006

* Sandford D. Smith Sandford D. Smith	Vice Chairman of the Board of Directors	October 19, 2006

/s/ Edward M. Fitzgerald Edward M. Fitzgerald	Senior Vice President, Finance and Corporate Operations, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 19, 2006

Director
Michael D. Kishbauch

* Jay R. LaMarche	Director	October 19, 2006
Jay R. LaMarche

* Athanase Lavidas, Ph.D.	Director	October 19, 2006
Athanase Lavidas, Ph.D

Director
Peter J. Nelson

* Burton E. Sobel, M.D.	Director	October 19, 2006
Burton E. Sobel, M.D.

* Mary C. Tanner	Director	October 19, 2006
Mary C. Tanner

* Elizabeth H.S. Wyatt	Director	October 19, 2006
Elizabeth H.S. Wyatt

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of the above-indicated officer or director of the Registrant pursuant to the Power of Attorney signed by such officer or director.

By:	/s/ Edward M. Fitzgerald

Edward M. Fitzgerald
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).